Exhibit 10.2

AMENDMENT

TO THE

1998 OUTSIDE DIRECTOR STOCK COMPENSATION PLAN

WHEREAS, on June 15, 2014, Medtronic, Inc. (“Medtronic”) entered into a Transaction Agreement with Covidien plc and the other parties named therein (the “Transaction Agreement”) to acquire Covidien through the formation of a new holding company incorporated in Ireland that will be renamed Medtronic plc (the “Transaction”); and

WHEREAS, Medtronic maintains the 1998 Outside Director Stock Compensation Plan (the “Director Stock Plan”); and

WHEREAS, in connection with the Transaction, the Director Stock Plan is being assumed by Medtronic plc and certain technical changes are required in connection with the Transaction and assumption.

NOW THEREFORE, the Director Stock Plan shall be and hereby is amended in the following respects, effective as of the Effective Time (as defined in the Transaction Agreement):

1.	References to “Medtronic, Inc.” are hereby replaced with references to “Medtronic plc”.

2.	“Affiliate” is hereby defined to mean a corporation or other entity controlled by, controlling, or under common control with, the Company.

3.	The following language is hereby added to the end of the definition of “Change in Control”: “For the avoidance of doubt, any one or more of the above events may be effected pursuant to (A) a compromise or arrangement sanctioned by the court under section 201 of the Companies Act 1963 of the Republic of Ireland or (B) section 204 of the Companies Act 1963 of the Republic of Ireland.”

4.	“Company” is hereby defined to mean Medtronic plc, an Irish public limited company.

5.	“Share” is hereby defined to mean an ordinary share of the Company, $0.0001 par value per share.

6.	“Subsidiary” is hereby defined as having the meaning set forth in section 155 of the Companies Act 1963 of the Republic of Ireland; provided that, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, an entity shall not be treated as a Subsidiary unless it is also an entity in which the Company has a “controlling interest” (as defined in Treas. Reg. Section 1.409A-1(b)(5)(ii)(E)(1)), either directly or through a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, as determined by the Committee.

7.	The following language is hereby added to the beginning of the second sentence in Section 5(d): “To the extent permitted by applicable law,”

8.	Section 8 is hereby amended to add the following language at the end thereof as a new Section 8(e):

(e) Special Rules for Deferred Stock Units. Section 8 of the Plan, as in effect prior to Effective Time, credited to certain Participants a number of Deferred Stock Units and permitted each such Participant to defer delivery of the Shares from the Participant’s Account. Effective as of the Effective Time, all credits of Deferred Stock Units shall cease and no new Accounts are permitted to be established under the Plan. The Company shall continue to maintain and administer the Accounts established prior to the Effective Time, according to Section 8 of the Plan as in effect immediately prior to the Effective Time.

9.	The following language is hereby added to the first sentence of Section 9(f) before the words “through a Fundamental Change”: “or any other alteration to the capital structure of the Company, whether”.

10.	The following language is hereby added to the end of the first sentence of Section 9(f): “, provided that in no event shall the per Share exercise price of an Option or the subscription price payable per Share of an Award be reduced to an amount that is lower than the nominal value of a Share.”

11.	The following language is hereby added to the end of Section 9(i): “Notwithstanding any other provision of this Plan, the Company shall not obliged to issue or deliver any Shares in satisfaction of Awards until all legal and regulatory requirements associated with such issue or delivery have been complied with to the satisfaction of the Committee.”

12.	The following language is hereby added to the end of the first sentence of Section 9(j): “to the extent permitted by applicable law”.

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